Exhibit 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of GigCapital2, Inc. on Form S-8 of our report dated December 24, 2020, with respect to our audit of the consolidated financial statements of Cloudbreak Health, LLC and Subsidiaries for the year ended December 31, 2019.

/s/ Hall & Company Certified Public Accountants & Consultants, Inc.

Hall & Company Certified Public Accountants & Consultants, Inc.

Irvine, CA

August 11, 2021